                                                                      EXHIBIT 12


                       STATEMENT OF COMPUTATION OF RATIOS
                             (Dollars in Thousands)

Earnings to Fixed Charges

                                                        1993           1992          1991           1990          1989
                                                        ----           ----          ----           ----          ----
Earnings:

Income before income taxes                         $    224,527   $   164,892   $    123,315   $    90,068   $     91,850

Plus:
    Fixed charges                                       404,360       388,901        479,405       502,764        454,006

Less:
    Capitalized interest                                    (82)         (201)          (591)         (949)          (855)
                                                   ------------   -----------   ------------   -----------   ------------

Earnings, including interest on deposits           $    628,805   $   553,592   $    602,129   $   591,883   $    545,001

Less:
    Interest on deposits                               (335,708)     (337,878)      (413,880)     (411,560)      (370,216)
                                                   ------------   -----------   ------------   -----------   ------------

Earnings, excluding interest on deposits           $    293,097   $   215,714   $    188,249   $   180,323   $    174,785
                                                   ------------   -----------   ------------   -----------   ------------


Fixed Charges:

    Interest expense                               $    397,743   $   382,930   $    474,453   $   498,329   $    450,147

    Capitalized interest                                     82           201            591           949            855

    Amortization of debt expense                            195            63              0            43             38

    Interest portion of rent expense                      6,340         5,707          4,361         3,443          2,966
                                                   ------------   -----------   ------------   -----------   ------------

        Total Fixed Charges                        $    404,360   $   388,901   $    479,405   $   502,764   $    454,006


Less:

    Interest on deposits                               (355,708)     (337,878)      (413,880)     (411,560)      (370,216)
                                                   ------------   -----------   ------------   -----------   ------------
         Total Fixed Charges excluding
         interest on deposits                      $     68,652   $    51,023   $     65,525   $    91,204   $     83,790
                                                   ============   ===========   ============   ===========   ============



Earnings to Fixed Charges:
    Including interest on deposits                         1.56          1.42           1.26          1.18           1.20
                                                   ============   ===========   ============   ===========   ============

    Excluding interest on deposits
                                                           4.27          4.23           2.87          1.98           2.09
                                                   ============   ===========   ============   ===========   ============